The Hillshire Brands Company - Subsidiaries	Exhibit 21

Following is a list of active subsidiaries of the registrant. Subsidiaries that are inactive or exist solely to protect business names but do not conduct business have been omitted. The omitted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.

NAME OF SUBSIDIARY	PLACE OF FORMATION

United States Subsidiaries
GALLO SALAME, INC.	California
GOLDEN ISLAND JERKY COMPANY, INC.	California
VAN’S INTERNATIONAL FOODS	California
AIDELLS SAUSAGE COMPANY, INC.	Delaware
BRYAN FOODS, INC.	Delaware
EGBERT LLC	Delaware
FLAVOR CORP.	Delaware
FLAVOR HOLDINGS, INC.	Delaware
HEALTHY FROZEN FOOD, INC.	Delaware
HELIX MERGER SUB CORPORATION	Delaware
HELIX MERGER SUB LLC	Delaware
INTERNATIONAL AFFILIATES & INVESTMENT LLC	Delaware
SARA LEE - KIWI HOLDINGS, LLC	Delaware
SARA LEE DIVERSIFIED, LLC	Delaware
SARA LEE FOODS, LLC	Delaware
SARA LEE INTERNATIONAL LLC	Delaware
SARA LEE INTERNATIONAL TM HOLDINGS LLC	Delaware
SARA LEE MEXICANA HOLDINGS INVESTMENT, L.L.C.	Delaware
SARA LEE TRADEMARK HOLDINGS AUSTRALASIA LLC	Delaware
SARA LEE TM HOLDINGS LLC	Delaware
SARAMAR, L.L.C.	Delaware
SOUTHERN FAMILY FOODS, L.L.C.	Delaware
VEAT, INC.	Delaware
HILLSHIRE BRANDS FOUNDATION	Illinois

Foreign Subsidiaries
HILLSHIRE BRANDS (AUSTRALIA) PTY LTD	Australia
CONOPLEX INSURANCE COMPANY LTD.	Bermuda
SARA LEE FOODSERVICE LTD.	Canada